UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 18, 2009

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

26000 Commercentre Drive, Lake Forest, California 92630

(Address of principal executive offices)

(Zip Code)

(949) 598-9242

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

Acquisition of James Construction Group, L.L.C.

Summary

On December 18, 2009, Primoris Services Corporation, a Delaware corporation (“we,” “us,” “our,” “Primoris” or the “Company”), completed the previously announced acquisition (the “Acquisition”) of James Construction Group, L.L.C., a privately-held Florida limited liability company (“JCG”).  The material terms of the Acquisition were previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 23, 2009.  Pursuant to the terms of the Membership Interest Purchase Agreement (the “Purchase Agreement”), dated November 18, 2009, by and among the Company, JCG, all of the limited liability company members of JCG (collectively, the “Members”) and Michael D. Killgore, as representative of the Members (the “Representative”), we acquired 100% of the issued and outstanding limited liability company membership interests of JCG (collectively, the “LLC Interests”).  As a result of the Acquisition, JCG became our wholly-owned subsidiary.  Prior to entering into the Purchase Agreement, and other than with respect to the Purchase Agreement, neither we nor any of our officers, directors, affiliates or any of their associates had or have any material relationship with JCG, the Members or the Representative.

We paid the Members $125 million in initial acquisition consideration at closing, consisting of the following: $7 million in cash; 81,852.78 shares (the “Closing Shares”) of our Series A Non-Voting Contingent Convertible Preferred Stock (“Series A Preferred Stock”); and a promissory note in the principal amount of $53.5 million.   The Closing Shares were not allocated among the Members based on their relative LLC Interests prior to the closing date.  In addition, if JCG attains certain specified financial goals for the fiscal year ending December 31, 2010, we have agreed to pay the Members an additional $10 million in earnout consideration, payable in shares of our common stock.  The description of the Purchase Agreement contained in this Current Report is not intended to be complete and is qualified in its entirety by the complete text of the Purchase Agreement, which was filed as Exhibit 2.1 to our Current Report on Form 8-K filed with the Commission on November 23, 2009.

Amendment to the Purchase Agreement

At closing, the Company, JCG, the Members and the Representative entered into a First Amendment to Membership Interest Purchase Agreement (the “Amendment”), dated December 18, 2009.  Pursuant to the Amendment, the parties agreed to certain amendments regarding the payment of the cash distribution by JCG to the Members prior to the closing date, the powers, duties and obligations of the Representative and certain items of JCG’s disclosure schedule.  The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Amendment, which is attached as Exhibit 2.2 to this Form 8-K and incorporated herein by reference.

Acquisition Consideration

Cash

On the closing date, we paid certain of the Members $7 million in cash.

Creation of Series A Preferred Stock and Issuance of the Closing Shares

On December 14, 2009, we filed a Certificate of Designations, Powers, Preferences and Rights of The Series A Non-Voting Contingent Convertible Preferred Stock with the Delaware Secretary of State (the “Certificate of Designations”), pursuant to which our board of directors designated 95,000 shares of our authorized but previously unissued blank check preferred stock as “Series A Non-Voting Contingent Convertible Preferred Stock” with an assigned par value of $0.0001 per share.  The material terms of the Series A Preferred Stock were previously disclosed in our Current Report on Form 8-K filed with the Commission on December 17, 2009.  Each share of Series A Preferred Stock is convertible into 100 shares of our common stock, subject to certain specified adjustments, including, without limitation, adjustments based on common stock dividends, stock splits, stock reclassifications or the consummation of a merger, reorganization or sale of all or substantially all of our assets.  However, the Series A Preferred Stock is only convertible into shares of common stock upon the approval of a majority of our stockholders.  The foregoing description of the Series A Preferred Stock is not intended to be complete and is qualified in its entirety by the complete text of the Certificate of Designations, which was filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on December 17, 2009.

Pursuant to the Purchase Agreement, we agreed to issue the Members a number of shares of Series A Preferred Stock equal to $64.5 million divided by the average closing price of our common stock, as reported on Nasdaq, for the 20 business days prior to the closing date, divided by 100.  The average closing price of our common stock for the 20 business days prior to December 18, 2009 was $7.88.  As a result, we will issue to the Members a total of 81,852.78 Closing Shares, calculated as follows: $64.5 million divided by $7.88 divided by 100.  The Closing Shares were not allocated among the Members based on their relative LLC Interests prior to the closing date.

Portion of Closing Shares To Be Placed in Escrow

On December 15, 2009, we entered into an Escrow Agreement (the “Escrow Agreement”) with the Representative and Continental Stock Transfer & Trust Company, as escrow agent, pursuant to which we will place 11,897.20 of the Closing Shares that are to be issued to the Members into escrow (the “Escrow Shares”) for a period of three years to provide a source of indemnity against specified damages to us.  The Escrow Shares have been allocated among the Members based on their relative LLC Interests prior to the closing date.  The Escrow Shares may only be released to the Members on two specified dates, provided there are Escrow Shares remaining in escrow: (i) within five days after we receive our audited financial statements for the fiscal year ending December 31, 2010, but in no event later than April 15, 2011; and (ii) upon the expiration of the three year escrow period.  The Purchase Agreement sets forth different formulas for determining the number of Escrow Shares that may be released on each of the foregoing dates.  Both formulas provide for a certain number of Escrow Shares to remain in escrow for any indemnity claims that have not been resolved as of each date.

The foregoing description of the Escrow Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Escrow Agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Requirement for Stockholder Approval and Voting Agreement

In the event of the conversion of the Closing Shares (including the Escrow Shares), we will issue 8,185,278 shares of our common stock.  Even if we were not required to issue any Earnout Shares (which are discussed and defined below), the number of shares of common stock to be issued in connection with the Acquisition through the issuance and subsequent conversion of the Closing Shares would exceed 20% of the number of shares of common stock issued and outstanding prior to the closing of the Acquisition.  As a result, under Nasdaq Listing Rule 5635, we are required to obtain stockholder approval for the issuance of all of the shares of common stock that may become issuable in connection with the Acquisition, including the shares of common stock issuable upon the conversion of the Closing Shares and the issuance of the Earnout Shares.  As discussed above, the approval of our stockholders is also a required condition under the terms of the Certificate of Designations.  We have agreed to seek stockholder approval for the conversion of the Closing Shares into shares of common stock and, to that end, have agreed to hold a special meeting of our stockholders for such purpose and, further, to approve of the issuance of the shares of common stock underlying the Closing Shares and the issuance, if at all, of the Earnout Shares.  Further, we intend to file a proxy statement with the Commission for the purpose of soliciting proxies from our stockholders to vote in favor of the conversion and the share issuances.  We have agreed to hold the special meeting within 30 days of the filing of a definitive proxy statement with the Commission.  If our stockholders approve of the conversion, the Closing Shares will be automatically converted into shares of common stock.  If our stockholders do not approve of the conversion, we will have the right, but not the obligation, to repurchase the Closing Shares from the Members.

On December 18, 2009, certain of our stockholders, who represent in excess of 50% of our issued and outstanding shares of common stock, including among others, Brian Pratt, our Chairman, President and Chief Executive Officer and John P. Schauerman, a Director and our Executive Vice President, Corporate Development, entered into a voting agreement (the “Voting Agreement”) with JCG and the Representative, pursuant to which such stockholders agreed to vote all shares of common stock over which such stockholders have the right to vote or to direct the vote of in favor of the conversion of the Closing Shares.  Under the terms of the Voting Agreement, such stockholders agreed not to transfer in excess of 200,000 shares of common stock unless the transferee agrees to become bound by the terms of the Voting Agreement.

The foregoing description of the Voting Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Voting Agreement, which is attached as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Promissory Note

On December 18, 2009, we executed a promissory note in favor of the Members in the aggregate principal amount of $53.5 million (the “Promissory Note”).  The principal amount of the Promissory Note was not allocated among the Members based on their relative LLC Interests prior to the closing date.  The Promissory Note is due and payable on December 15, 2014 and bears interest at different rates until maturity.  For the first nine months of the term of the Promissory Note, the Promissory Note bears interest at an annual rate equal to 5%.  For months ten through eighteen, the Promissory Note will bear interest at an annual rate equal to 7%.  For months nineteen until the maturity date, the Promissory Note will bear interest at an annual rate equal to 8%.  Payments of principal and interest will be payable in cash in 60 equal and fully amortizing monthly payments.

The Promissory Note may be prepaid in whole or in part at any time.  If we complete an equity financing while the Promissory Note is outstanding, we have agreed to use the first $10 million of the net proceeds of any such equity financing, plus 75% of the net proceeds in excess of $10 million, to prepay a portion or all of the Promissory Note.  In addition, we have agreed to use 33% of any cash proceeds raised in connection with incurrence of any indebtedness (other than under a bank line of credit or to finance operating expenses, equipment and capital expenditures), to prepay a portion or all of the Promissory Note.

While any amount is outstanding under the Promissory Note, we have agreed not to do any of the following without the prior written consent of Michael D. Killgore, the Promissory Note holders’ representative: (i) incur any obligations for seller financing associated with the acquisition of a business without subordinating it to the Promissory Note, (ii) make any payment on outstanding indebtedness that has been subordinated to the Promissory Note, (iii) make any distribution or declare or pay any dividend (except for regular, quarterly dividends), (iv) consummate any transaction that would require prepayment under the Promissory Note, if we are not permitted to do so by our senior lender and/or surety company, or (v) purchase, acquire, redeem or retire any shares of our common stock, unless the principal balance of the Promissory Note is less than $10 million.

The Members have entered into subordination agreements with our senior lender and bonding agency, pursuant to which the Promissory Note will be subordinated to amounts owed to our senior lender and bonding agency.

The foregoing descriptions of the Promissory Note and the subordination agreements are not intended to be complete and are qualified in their entirety by the complete text of those agreements, which are attached as Exhibits 10.3, 10.4, 10.5 and 10.6 to this Form 8-K, respectively, and incorporated herein by reference.

Earnout Shares

If JCG’s income before interest, taxes, depreciation and amortization, as defined in the Purchase Agreement, for the fiscal year ending December 31, 2010 is equal to or greater than $35 million, we have agreed to issue to the Members an additional number of shares (the “Earnout Shares”) of common stock equal to $10 million, divided by the average closing price of our common stock, as reported on Nasdaq, for the 20 business days prior to December 31, 2010.  However, under no circumstances can the number of Earnout Shares issuable to the Members exceed 19.9% (the “Share Cap”) of the number of shares of common stock that are issued and outstanding prior to the date on which the Earnout Shares are earned.  If the number of Earnout Share to be issued would be in excess of the Share Cap, we would issue only such number of Earnout Shares up to the Share Cap and then pay to the Members, in cash, the dollar amount equivalent of any Earnout Shares to be issued in excess of the Share Cap.  If the Earnout Shares become payable, the Earnout Shares will be allocated among the Members based on their relative LLC Interests prior to the closing date.

Distributions Made by JCG to the Members for Tax Purposes

Prior to the closing of the Acquisition, JCG made a cash distribution of $35 million to the Members for tax purposes, in accordance with the Purchase Agreement.  In addition, to satisfy certain tax obligations of the Members, a promissory note, dated December 18, 2009, in the aggregate principal amount of $1,965,806 was issued.  The promissory note is due and payable on January 15, 2010 and bears no interest.  An adjustment to the amount of the promissory note will be made between the parties on or about April 15, 2010, based on the final determination of JCG’s actual income for the period of July 1, 2009 to December 18, 2009.  If the amount that results from our re-calculation exceeds the amount already distributed, we have agreed to cause JCG to make an additional distribution to the Members in an amount equal to the excess.  However, if the amount that results from our re-calculation is less than the amount already distributed, the Members have agreed to refund to JCG, in cash, an amount equal to the shortfall.  The foregoing description of the promissory note is not intended to be complete and is qualified in its entirety by the complete text of the promissory note, which is attached as Exhibit 10.7 to this Form 8-K and incorporated herein by reference.

“Piggyback” Registration Rights

Subject to certain specified exceptions and limitations, we have agreed to grant the Members “piggyback” registration rights, pursuant to which we have agreed to use our reasonable best efforts to include the shares of common stock issuable upon the conversion of the Closing Shares (including the Earnout Shares) and the shares of common stock comprising the Earnout Shares in any registration statement (other than pursuant to (i) a registration statement on Forms S-4 or S-8 or any successor or similar forms, or (ii) a registration on any form that does not permit secondary sales) that we file after the closing date.

Appointment of Directors; Management Employment Agreements

New Class C Directors

Pursuant to the Purchase Agreement, we have created two new “Class C” directorships with terms expiring at the 2011 annual meeting of stockholders and on December 18, 2009, our board of directors elected Michael D. Killgore and Robert A. Tinstman to these newly created “Class C” directorships.  As of the date of this Report, it is not known whether Messrs. Killgore and Tinstman will be named to any committees of the board of directors or, if they are to be named to a committee, which committee they will be named to.

Mr. Tinstman, age 62, is the President of Tinstman and Associates, LLC, a construction consulting firm.  From 2003 to 2007, Mr. Tinstman was the Executive Chairman of JCG.  From 2004 to 2006, Mr. Tinstman was the Chairman and Chief Executive Officer of JCG.  From 2000 to 2001, Mr. Tinstman served as the Chairman of contractorhub.com, an e-marketplace for contractors, subcontractors and suppliers.  From 1974 to 1999, Mr. Tinstman was employed by Morrison Knudsen Corporation, a general contractor providing global mining, engineering and construction services.  From 1995 to 1999, Mr. Tinstman served as President, Chief Executive Officer and a director of Morrison Knudsen.  Mr. Tinstman has also served as a director of the Home Federal Bancorp, Inc., since 1999, a director of CNA Surety Corporation, since 2004 and a director of both IDACORP and Idaho Power Company (a subsidiary of IDACORP) since 1999.  Mr. Tinstman graduated from the University of Wisconsin, Platteville in 1968 with a B.S. in Mining Engineering and is a registered Professional Engineer in the State of Idaho.

Mr. Tinstman will not be an employee of Primoris.  Further, our board of directors has determined that Mr. Tinstman will join the board of directors as an independent director under applicable Nasdaq rules and regulations.  As a non-employee director, Mr. Tinstman will be eligible to participate in and receive compensation for his services a director pursuant to our non-employee director compensation program, which was adopted by our board of directors on November 10, 2008.  A more detailed discussion of our non-employee director compensation program is provided in our definitive proxy statement on Schedule 14A as filed with the Commission on April 24, 2009.  Pursuant to the program, Mr. Tinstman will be paid a combination of cash and equity-based compensation for his services as a director.  Other than compensation received by Mr. Tinstman pursuant to the program, Mr. Tinstman will not receive any other compensation from Primoris.

Mr. Killgore, age 53, has served as Chief Executive Officer of JCG since 2007.  From 2003 to 2006, Mr. Killgore served as President of JCG’s Industrial Division.  From 1998 to 2002, Mr. Killgore served as the President of James Industrial Contractors, LLC.  From 1992 to 1998, Mr. Killgore served first as Executive Vice President and then as President and Chief Executive Officer of T.L. James Industrial Constructors, Inc.  From 1977 to 1998, Mr. Killgore worked for prior incarnations of T.L. James Industrial Constructors, Inc. as an Engineer.  Mr. Killgore earned a degree in Civil Engineering from Louisiana Tech University and is a Registered Professional Civil and Environmental Engineer in the State of Louisiana.

In connection with the Acquisition, Mr. Killgore entered into an employment agreement with JCG, pursuant to which he will serve as President of JCG for an initial term of five years.  Mr. Killgore will report directly to Brian Pratt, our Chairman, President and Chief Executive Officer.  The agreement may be extended beyond the initial term upon the mutual consent of JCG and Mr. Killgore.  Mr. Killgore will receive an annual base salary of $253,000 and, in addition, will be eligible to receive an annual cash bonus at the discretion of the board of directors of Primoris.  The agreement may be terminated at any time upon the mutual consent of JCG and Mr. Killgore, or by JCG at any time with or without “Cause,” as such term is defined in the agreement.  If JCG terminates the agreement without “Cause,” Mr. Killgore will be entitled to a lump sum equal to one-half of the annual base salary in effect upon the termination date, payable within fifteen days following the termination date, a pro rata amount of a bonus, if any, which would have been payable to Mr. Killgore for the calendar year in which the termination date occurs, and the payment of certain COBRA benefits, if applicable.  For a period of two years after the termination of the agreement, Mr. Killgore has agreed not to solicit any employee of JCG, make any disparaging public statement concerning JCG or use any of JCG’s confidential information to induce or attempt to induce any customer of JCG away from JCG.

Mr. Killgore also entered into a noncompetition agreement with us, dated December 18, 2009, pursuant to which Mr. Killgore agreed not to engage in, provide consulting services to, be employed by or have any interest in a business that competes with JCG for a period of two years after he voluntarily terminates his employment with JCG or is terminated for “Cause.”  The noncompetition agreement applies to entities located in the States of Texas, Florida, Mississippi, Arkansas, Alabama, Georgia and certain specified Parishes in the State of Louisiana.

The foregoing descriptions of Mr. Killgore’s employment and noncompetition agreements are not intended to be complete and are qualified in their entirety by the complete text of those agreements, which are attached as Exhibits 10.8 and 10.9 to this Form 8-K, respectively, and incorporated herein by reference.

Employment and Noncompetition Agreements with Other Key Employees

In connection with the Acquisition, certain of JCG’s other key employees have agreed to enter into employment and noncompetition agreements with JCG, effective as of the closing date.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 2.01–Promissory Note, in this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02                                             Unregistered Sales of Equity Securities.

The information contained in Item 2.01–Creation of Series A Preferred Stock and Issuance of the Closing Shares and Item 2.01–Earnout Shares, in this Current Report on Form 8-K is incorporated herein by reference.

The Closing Shares issued in connection with Acquisition and the Earnout Shares, which may be issued pursuant to the terms of the Purchase Agreement, are subject to exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D thereunder.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01–Appointment of Directors; Management Employment Agreements, in this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01                                             Regulation FD Disclosure.

Press Release

On December 21, 2009, we issued a press release, which is attached hereto as Exhibit 99.1.  The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired

The audited financial statements and unaudited interim financial statements of JCG required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)                                  Pro Forma Financial Information

The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)                                  Exhibits

Exhibit 2.1

Membership Interest Purchase Agreement, dated November 18, 2009, by and among Primoris Services Corporation, James Construction Group, L.L.C., each of the limited liability company members of James Construction Group, L.L.C. and the representative of the limited liability company members of James Construction Group, L.L.C.(1)

Exhibit 2.2

First Amendment to Membership Interest Purchase Agreement, dated December 18, 2009, by and among Primoris Services Corporation, James Construction Group, L.L.C., each of the limited liability company members of James Construction Group, L.L.C. and the representative of the limited liability company members of James Construction Group, L.L.C.

Exhibit 3.1	Certificate of Designations, Powers, Preferences and Rights of The Series A Non-Voting Contingent Convertible Preferred Stock of Primoris Services Corporation, dated December 14, 2009.(2)

Exhibit 10.1

Escrow Agreement, dated December 15, 2009, by and among Primoris Services Corporation, the representative of the limited liability company members of James Construction Group, L.L.C. and Continental Stock Transfer & Trust Company, as escrow agent.

Exhibit 10.2

Voting Agreement, dated December 18, 2009, by and among certain Primoris stockholders who represent, in the aggregate, in excess of 50% of the issued and outstanding shares of common stock of Primoris Services Corporation, James Construction Group, L.L.C. and the representative of the limited liability company members of James Construction Group, L.L.C.

Exhibit 10.3	Promissory Note, dated December 18, 2009, executed by Primoris Services Corporation in favor of the limited liability company members of James Construction Group, L.L.C.

Exhibit 10.4	Subordination Agreement, dated December 18, 2009, by and among The PrivateBank and Trust Company and the limited liability company members of James Construction Group, L.L.C.

Exhibit 10.5	Subordination Agreement, dated December 18, 2009, by and among Liberty Mutual Insurance Company and the limited liability company members of James Construction Group, L.L.C.

Exhibit 10.6	Subordination Agreement, dated December 18, 2009, by and among CNA Surety Corporation and the limited liability company members of James Construction Group, L.L.C.

Exhibit 10.7	Promissory Note, dated December 18, 2009, executed by James Construction Group, L.L.C. in favor of the limited liability company members of James Construction Group, L.L.C.

Exhibit 10.8	Employment Agreement, dated November 18, 2009, by and among James Construction Group, L.L.C. and Michael D. Killgore.

Exhibit 10.9	Noncompetition Agreement, dated December 18, 2009, by and among Primoris Services Corporation and Michael D. Killgore.

Exhibit 99.1	Press Release, dated December 21, 2009, issued by Primoris Services Corporation.

(1)                                  Filed with the Commission as an exhibit to our Current Report on Form 8-K on November 23, 2009.

(2)                                  Filed with the Commission as an exhibit to our Current Report on Form 8-K on December 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: December 22, 2009	By:	/s/ Peter J. Moerbeek
Peter J. Moerbeek
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1

Membership Interest Purchase Agreement, dated November 18, 2009, by and among Primoris Services Corporation, James Construction Group, L.L.C., each of the limited liability company members of James Construction Group, L.L.C. and the representative of the limited liability company members of James Construction Group, L.L.C.(1)

Exhibit 2.2

First Amendment to Membership Interest Purchase Agreement, dated December 18, 2009, by and among Primoris Services Corporation, James Construction Group, L.L.C., each of the limited liability company members of James Construction Group, L.L.C. and the representative of the limited liability company members of James Construction Group, L.L.C.

Exhibit 3.1	Certificate of Designations, Powers, Preferences and Rights of The Series A Non-Voting Contingent Convertible Preferred Stock of Primoris Services Corporation, dated December 14, 2009.(2)

Exhibit 10.1

Escrow Agreement, dated December 15, 2009, by and among Primoris Services Corporation, the representative of the limited liability company members of James Construction Group, L.L.C. and Continental Stock Transfer & Trust Company, as escrow agent.

Exhibit 10.2

Voting Agreement, dated December 18, 2009, by and among certain Primoris stockholders who represent, in the aggregate, in excess of 50% of the issued and outstanding shares of common stock of Primoris Services Corporation, James Construction Group, L.L.C. and the representative of the limited liability company members of James Construction Group, L.L.C.

Exhibit 10.3	Promissory Note, dated December 18, 2009, executed by Primoris Services Corporation in favor of the limited liability company members of James Construction Group, L.L.C.

Exhibit 10.4	Subordination Agreement, dated December 18, 2009, by and among The PrivateBank and Trust Company and the limited liability company members of James Construction Group, L.L.C.

Exhibit 10.5	Subordination Agreement, dated December 18, 2009, by and among Liberty Mutual Insurance Company and the limited liability company members of James Construction Group, L.L.C.

Exhibit 10.6	Subordination Agreement, dated December 18, 2009, by and among CNA Surety Corporation and the limited liability company members of James Construction Group, L.L.C.

Exhibit 10.7	Promissory Note, dated December 18, 2009, executed by James Construction Group, L.L.C. in favor of the limited liability company members of James Construction Group, L.L.C.

Exhibit 10.8	Employment Agreement, dated November 18, 2009, by and among James Construction Group, L.L.C. and Michael D. Killgore.

Exhibit 10.9	Noncompetition Agreement, dated December 18, 2009, by and among Primoris Services Corporation and Michael D. Killgore.

Exhibit 99.1	Press Release, dated December 21, 2009, issued by Primoris Services Corporation

(1)                                  Filed with the Commission as an exhibit to our Current Report on Form 8-K on November 23, 2009.

(2)                                  Filed with the Commission as an exhibit to our Current Report on Form 8-K on December 17, 2009.